Exhibit 10.7.2

SECOND AMENDMENT TO LEASE AGREEMENT

THIS SECOND AMENDMENT TO LEASE AGREEMENT (this "Amendment") is made as of the 10th day of July, 2017 (the "Effective Date"), by and between UCB, INC., a Delaware corporation ("Landlord"), and GEOVAX, INC., a Georgia corporation ("Tenant").

WITNESSETH:

WHEREAS, Landlord and Tenant entered into that certain Office and Laboratory Lease dated as of August 31, 2009, as amended by that certain Amendment to Lease Agreement dated November 11, 2014 (as amended, the "Lease"), pursuant to which Landlord leased to Tenant and Tenant leased from Landlord certain premises containing 8,430 rentable square feet ("Premises") located in the building located at 1900 Lake Park Drive, Smyrna, Georgia 30080 (the "Building") and more fully described in the Lease;

WHEREAS, the current Expiration Date of the Lease is December 31, 2017; and

WHEREAS, Landlord and Tenant desire to extend the term of the Lease and otherwise amend the Lease on the terms and conditioned contained herein.

NOW, THEREFORE, in consideration of the foregoing of the mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant, intending to be legally bound, hereby covenant and agree as follows:

1.

Recitals; Definitions. The foregoing recitals are hereby incorporated herein and made a part hereof by this reference. Except as otherwise specified herein, all capitalized terms in this Amendment shall have the meanings assigned thereto in the Lease.

2.

Term: Notwithstanding anything set forth in the Lease to the contrary, but subject to the further extensions set forth in Section 3 below, the "Expiration Date" of the Lease shall be December 31, 2018, and the Lease shall be deemed amended hereby.

3.

Year-to-Year Extension Term:  From and after December 31, 2018, this Lease and the Expiration Date shall automatically be extended on a year-to-year basis (each such extended period being a "Year-to-Year Extension Term" hereunder), except in the event either Landlord or Tenant gives the other party a cancellation notice as hereinafter provided.  During each Year-to-Year Extension Term all terms and conditions of the Lease shall apply except Base Rent shall be as set forth in Section 4 below.  In the event either Landlord or Tenant elects to cancel a Year-to-Year Extension Term, such cancellation notice may be given by Landlord or Tenant at any time but in any event must be given at least ninety (90) days prior to the then current Expiration Date (or, ninety (90) days prior to December 31, 2018, if either party desires the Lease to terminate as of December 31, 2018).  In the event Landlord or Tenant timely exercises such option to cancel a Year-to-Year Extension Term of this Lease, this Lease shall terminate as of the last day of the then current Year-to-Year Term (i.e., the then current Expiration Date).  Notwithstanding anything herein to the contrary, the Year-to-Year Extension Term shall not extend past December 31, 2022.

4.	Base Rental. The "Base Rental" for the period from and after January 1, 2018 shall be as follows:

Lease Year	Rental Rate	Annual Base Rental	Monthly Base Rental
01/01/18 – 12/31/18	$18.57	$156,545.16	$13,045.43
01/01/19 – 12/31/19	$19.13	$161,265.96	$13,438.83
01/01/20 – 12/31/20	$19.71	$166,155.36	$13,846.28
01/01/21 – 12/31/21	$20.31	$171,213.36	$14,267.78
01/01/22 – 12/31/22	$20.92	$176,355.60	$14,696.30

5.

Brokerage Commission. Landlord and Tenant each represent and warrant to the other that no broker has been employed in carrying on any negotiations relating to this Amendment. Landlord and Tenant shall each indemnify and hold harmless the other from any claim breach of the foregoing representation and warranty.

6.

Representation. Tenant hereby represents and warrants to Landlord that Tenant has full power and authority to execute and perform this Amendment and has taken all action necessary to authorize the execution and performance of this Amendment. Landlord hereby represents and warrants to Tenant that Landlord has full power and authority to execute and perform this Amendment and has taken all action necessary to authorize the execution and performance of this Amendment.

7.

Miscellaneous. This Amendment (a) shall be binding upon and inure to the benefit of the parties hereto and their respective representatives, transferees, successors and assigns (except as expressly otherwise provided in the Lease), and (b) shall be governed by and construed in accordance with the laws of Georgia. This Amendment may be executed in two (2) or more counterpart copies, all of which counterparts shall have the same force and effect as if all parties hereto had executed a single copy of this Amendment. Delivery of an executed counterpart of this Amendment by facsimile or other electronic means shall be equally as effective as delivery of an original counterpart of this Amendment.

8.	Ratification. Except as expressly amended by this Amendment, all other terms, conditions and provisions of the Lease are hereby ratified and confirmed and shall continue in full force and effect.

[Signatures on Next Page]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment under seal as of the day and year first hereinabove written.

LANDLORD:

UCB, INC., a Delaware corporation

By: _______________________________

Name:

Title:

By: _______________________________

Name:

Title:

[CORPORATE SEAL]

TENANT:

GEOVAX, INC., a Georgia corporation

By _______________________________

Name:

Title:

[CORPORATE SEAL]

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